Exhibit 99.2
FORM OF NOTICE OF GUARANTEED DELIVERY
TO TENDER FOR EXCHANGE
5 1/2% SENIOR NOTES DUE 2015
OF
AMERICAN STANDARD INC.
PURSUANT TO THE PROSPECTUS DATED [                            ], 2005
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON [                    ], 2005 UNLESS EXTENDED BY
AMERICAN STANDARD INC. IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”).
The exchange agent (the “Exchange Agent”) for the exchange offer is:
THE BANK OF NEW YORK

By Mail: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street-7 East New York, New York 10286 Attn: Mr. Randolph Holder	By Facsimile Transmittal: (For Eligible Institutions Only) (212) 298-1915 Confirm by Telephone: (212) 815-5098	By Hand/Overnight Delivery: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street-7 East New York, New York 10286 Attn: Mr. Randolph Holder
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.
      As set forth in the prospectus, dated [          ], 2005 (the “Prospectus”), of American Standard Inc. (the “Company”) and in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto or an agent’s message relating to guaranteed delivery must be used to accept the Company’s offer to exchange $1,000 principal amount of its 5 1/2% Senior Notes due 2015 (“Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for each $1,000 principal amount of its outstanding, unregistered 5 1/2% Senior Notes due 2015 issued on April 1, 2005 (“Outstanding Notes”), of which $200,000,000 aggregate principal amount is outstanding, if (i) certificates representing the Outstanding Notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Outstanding Notes or other required documents to reach the Exchange Agent on or prior to the Expiration Date or (iii) the procedures for book-entry transfer (including a properly transmitted agent’s message with respect thereto) cannot be completed on or prior to the Expiration Date.
      This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Prospectus.
      This form is not to be used to guarantee signatures. If a signature in the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions of the exchange offer as set forth in the Prospectus and the Letter of Transmittal, receipt of each of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus captioned “The Exchange Offer — Guaranteed Delivery Procedures.” The undersigned hereby authorizes the Exchange Agent to deliver this notice of guaranteed delivery to the Company with respect to the Outstanding Notes tendered pursuant to the exchange offer.
      The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of Outstanding Notes pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal of a tender of Outstanding Notes to be effective, it must be made in accordance with the procedures set forth in the section of the Prospectus captioned “The Exchange Offer — Withdrawal of Tenders.”
      The undersigned understands that the exchange of any Exchange Notes for Outstanding Notes will only be made after receipt by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the execution hereof of:

(i) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees (or a properly transmitted agent’s message); and

(ii) certificates representing the tendered Outstanding Notes, in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus).
      All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal Amount of Outstanding, Unregistered 5 1/2% Senior Notes Due 2015 Tendered:*	Name(s) of Registered Holder(s): (Please type or print)

Certificate No(s). of Outstanding Notes (if applicable):	Address:

If Outstanding Notes will be delivered by book-entry transfer, provide the following information:	Area Code and Telephone No.: Signature(s) of Registered Owner(s) or
Name of Tendering Institution:	Authorized Signatory:

Depository Account Number with DTC:	Date:
Transaction Code Number:

*	Must be in denominations of $1,000 or integral multiples thereof
      This notice of guaranteed delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear(s) on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by the person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:
Please print name(s) and address(es)
Name(s): __________________________________________

                __________________________________________

Capacity: __________________________________________

Address(es): ______________________________________

                     ______________________________________

      DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (i) represents that each holder of Outstanding Notes on whose behalf this tender is being made “own(s)” the Outstanding Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (ii) represents that such tender of Outstanding Notes complies with Rule 14e-4 under the Exchange Act and (iii) guarantees that, within three New York Stock Exchange, Inc. trading days after the date of execution of this notice of guaranteed delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees (or a properly transmitted agent’s message), together with certificates representing the Outstanding Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus) and any other required documents will be deposited by the undersigned with the Exchange Agent.
      THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL, OR A PROPERLY TRANSMITTED AGENT’S MESSAGE, AND THE OUTSTANDING NOTES TENDERED HEREBY, OR A BOOK-ENTRY CONFIRMATION IN THE CASE OF A BOOK-ENTRY TRANSFER, TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE, AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	(Authorized Signature)

Address:	Name:

(Including Zip Code)	Title:

Area Code and Telephone No.:	Date:

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